UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

AMENDMENT NO. 1 TO

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

November 8, 2005

FIRST ADVANTAGE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

Delaware	001-31666	61-1437565
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Progress Plaza, Suite 2400

St. Petersburg, Florida 33701

(Address of principal executive offices)

(727) 214-3411

(Registrant’s telephone number)

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On November 8, 2005, First Advantage Corporation (the “Company”) filed a Current Report on Form 8-K reporting the purchase of LeadClick Media, Inc. This amendment number 1 amends Item 9.01 of the subject Current Report on Form 8-K to provide the financial statements and pro forma financial information as set forth in Item 9.01.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The disclosures and qualifications in Item 1.01 are incorporated into this Item 2.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements.

Unaudited combined balance sheet of LeadClick Media, Inc. as of September 30, 2005 and the related combined unaudited statements of income, stockholder’s equity and cash flows for the nine months ended September 30, 2005 and 2004.

Audited combined balance sheet of LeadClick Media, Inc. as of December 31, 2004 and the related statements of combined income, stockholder’s equity and cash flows for the twelve months ended December 31, 2004.

(b)	Pro Forma Financial Information.

Unaudited pro forma combined balance sheet of First Advantage Corporation and Subsidiaries as of September 30, 2005 and the unaudited pro forma combined statement of income for the year ended December 31, 2004 and for the nine months ended September 30, 2005.

LeadClick Media, Inc.

Combined Financial Statements

For the Nine Months Ended September 30, 2005 and 2004

LeadClick Media, Inc.

Combined Balance Sheets (Unaudited)

	September 30, 2005	December 31, 2004
Assets
Current assets:
Cash and cash equivalents	$4,179,000	$10,207,000
Accounts receivable (less allowance for doubtful accounts of $262,000 and $137,000 in 2005 and 2004, respectively)	7,004,000	2,654,000
Prepaid expenses and other current assets	26,000	11,000
Income tax receivable	5,000	505,000

Total current assets	11,214,000	13,377,000
Property and equipment, net	183,000	105,000
Deferred income tax	127,000	76,000

Total assets	$11,524,000	$13,558,000

Liabilities and Stockholder’s Equity
Current liabilities:
Accounts payable	$2,520,000	$1,794,000
Accrued compensation	178,000	204,000
Accrued liabilities	28,000	28,000
Current taxes payable	10,624,000	6,698,000
Due to related party	36,000	961,000

Total current liabilities	13,386,000	9,685,000

Commitments and contingencies (Note 6)
Stockholder’s equity:
Common stock of LeadClick Media, Inc., $0 par value; 10,000 shares authorized, issued and outstanding	—	—
Common stock of eAdvertising, Inc., $0.001 par value; 25,000,000 shares authorized; 10,000,000 Shares issued and outstanding	10,000	10,000
Contributed Capital	1,000	1,000
(Accumulated deficit) retained earnings	(1,873,000)	3,862,000

Total stockholder’s (deficit) equity	(1,862,000)	3,873,000

Total liabilities and stockholder’s equity	$11,524,000	$13,558,000

The accompanying notes are integral part of these combined financial statements.

LeadClick Media, Inc.

Combined Statements of Income (Unaudited)

	For the Nine Months Ended September 30,
	2005	2004
Service revenue	$37,961,000	$19,952,000
Cost of service revenue	18,826,000	7,231,000

Gross margin	19,135,000	12,721,000

Salaries and benefits	2,142,000	1,315,000
Facilities and telecommunications	208,000	102,000
Other operating expenses	685,000	922,000
Depreciation and amortization	40,000	56,000

Total operating expenses	3,075,000	2,395,000

Income from operations	16,060,000	10,326,000
Interest income	95,000	66,000

Income before income taxes	16,155,000	10,392,000
Provision for income taxes	6,021,000	3,372,000

Net income	$10,134,000	$7,020,000

The accompanying notes are an integral part of these combined financial statements.

LeadClick Media, Inc.

Combined Statement of Changes in Stockholder’s Equity

For the Nine Months Ended September 30, 2005 (Unaudited)

	Common Stock	Contributed Capital	Retained earnings/ (Accumulated deficit)	Total
Balance at December 31, 2004	$10,000	$1,000	$3,862,000	$3,873,000
Dividends	—	—	(15,869,000)	(15,869,000)
Net income	—	—	10,134,000	10,134,000

Balance at September 30, 2005	$10,000	$1,000	$(1,873,000)	$(1,862,000)

The accompanying notes are an integral part of these combined financial statements.

LeadClick Media, Inc.

Combined Statement of Cash Flow

For the Nine Months Ended September 30, 2005 and 2004 (Unaudited)

	For the Nine Months Ended September 30,
	2005	2004
Cash flows from operating activities:
Net income	$10,134,000	$7,020,000
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	40,000	56,000
Allowance for doubtful accounts	125,000	—
Deferred taxes	(51,000)	—
Change in operating assets and liabilities:
Accounts receivable	(4,475,000)	(78,000)
Prepaid expenses and other current assets	(15,000)	(3,000)
Due to related party	(925,000)	27,000
Accounts payable	726,000	1,095,000
Accrued liabilities	—	(68,000)
Income tax accounts	4,426,000	2,737,000
Accrued compensation and other liabilities	(26,000)	(61,000)

Net cash provided by operating activities	9,959,000	10,725,000

Cash flows from investing activities:
Database development costs	(105,000)	(15,000)
Purchases of property and equipment	(13,000)	(118,000)

Net cash used in investing activities	(118,000)	(133,000)

Cash flows from financing activities:
Dividends paid	(15,869,000)	(10,574,000)

Net cash used in financing activities	(15,869,000)	(10,574,000)

(Decrease) in cash and cash equivalents	(6,028,000)	18,000
Cash and cash equivalents at beginning of period	10,207,000	6,441,000

Cash and cash equivalents at end of period	$4,179,000	$6,459,000

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$2,110,000	$635,000

The accompanying notes are an integral part of these combined financial statements.

LeadClick Media, Inc.

Notes to Combined Financial Statements

For the Nine Months Ended September 30, 2005 and 2004 (Unaudited)

1. Organization and Nature of Business

LeadClick Media, Inc., located in San Francisco, California, is a privately held company founded in 1998 as a provider of performance-based, cost-per-action (“CPA”) internet marketing solutions. The combined financial statements of LeadClick Media, Inc. are comprised of the historical financial statements of LeadClick Media, Inc., eAdvertising, Inc. and Miramar Marketing LLC (collectively, the “Company”). The operations of these companies were combined under LeadClick Media, Inc. during 2005. The Company’s core focus has been in providing online lead generation services to the financial services, automotive and real estate verticals. The Company has three primary service offerings, sales lead generation, list management and affiliate network marketing. The Company’s customers include a wide variety of companies ranging from medium-sized businesses to Fortune 500 companies, including many leading service providers in the sub-prime and personal finance markets.

The Company derives the majority of its revenue from the CPA form of performance-based marketing. The Company receives a fee from its clients for each lead provided and, in turn, pays third party suppliers of customer leads a portion of the fee received from its clients.

In the second quarter of 2004, the Company entered the automotive sector, providing consumers with free dealer quotes on new vehicles as well as generating auto loan leads for new and used vehicles. The Company sells these leads to automotive lead aggregation companies, who in turn sell leads to automotive dealerships, large dealer groups, automobile manufacturers, and auto lending groups.

2. Summary of Significant Accounting Policies

Basis of Presentation

The interim financial data as of September 30, 2005 and for the nine months ended September 30, 2005 and 2004 is unaudited; however, in the opinion of the Company, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results of the interim periods. This report should be read in conjunction with the Company’s audited financial statements included in this Form 8-K/A. Operating results for the nine months ended September 30, 2005 and 2004 are not necessarily indicative of the results that may be expected for the entire fiscal year.

LeadClick Media, Inc.

Notes to Combined Financial Statements

For the Nine Months Ended September 30, 2005 and 2004 (Unaudited)

Principles of Combination

The combined financial statements include the accounts of each operating entity. The entities operate under common ownership as a single business unit and their financial statements have been combined to provide a more meaningful presentation of the financial position, results of operations, and cash flows of these entities. All significant intercompany transactions and balances have been eliminated.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the statements. Actual results could differ from the estimates and assumptions used.

Fair Value of Financial Instruments

The carrying amount of the Company’s financial instruments at September 30, 2005 and 2004, which includes cash and cash equivalents, accounts receivable, and accounts payable, approximates fair value because of the short maturity of those instruments.

Cash Equivalents

The Company considers cash equivalents to be cash and all short-term investments that have an original maturity of 90 days or less, or if no stated maturity, can be liquidated in 90 days or less.

Accounts Receivable

Accounts receivable are due from companies in a broad range of industries located throughout the United States. Credit is extended based on evaluation of the customer’s financial condition, and generally, collateral is not required.

The allowance for all probable uncollectible receivables is based on a combination of historical data, cash payment trends, specific customer issues, write-off trends, general economic conditions and other factors. These factors are continuously monitored by management to arrive at the estimate for the amount of accounts receivable that may be ultimately uncollectible. In circumstances where the Company is aware of a specific customer’s inability to meet its financial obligations, the Company records a specific allowance for doubtful accounts against amount due, to reduce the net recognized receivable to the amount it reasonably believes will be collected. Management believes that the allowance at September 30, 2005 and December 31, 2004 is reasonably stated.

LeadClick Media, Inc.

Notes to Combined Financial Statements

For the Nine Months Ended September 30, 2005 and 2004 (Unaudited)

Property and Equipment

Property and equipment are recorded at cost. Depreciation on data processing equipment, furniture and equipment, and vehicles has been computed using an accelerated deprecation method over their estimated useful lives ranging from three to seven years. Gains or losses on the disposition of property and equipment are computed on the difference between the net book value of the asset and its sale price and are credited or charged to income at time of disposition. Repairs and maintenance are charged to operations when incurred and major improvements are capitalized.

Income taxes

Taxes are based on income for financial reporting purposes and include deferred taxes applicable to temporary differences between financial statement carrying amount and the tax basis of the Company’s assets and liabilities. The tax provision for the Company has been calculated on a separate return basis. The Company’s income tax returns are filed on a separate company basis.

Impairment of Long-Lived Assets

The Company periodically assesses whether there has been permanent impairment of its long-lived assets held and used by the Company in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”. SFAS No. 144 requires the Company to review long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by comparison of the carrying amount of an asset to future net undiscounted cash flows expected to be generated from the use and eventual disposition of the asset. At September 30, 2005 and December 31, 2004, the Company’s long-lived assets were not considered to be impaired.

LeadClick Media, Inc.

Notes to Combined Financial Statements

For the Nine Months Ended September 30, 2005 and 2004 (Unaudited)

Concentrations of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash, cash equivalents and accounts receivable. Substantially all of the Company’s cash and cash equivalent balances were deposited with financial institutions which management has determined to be high credit quality institutions. Accounts receivable represent credit granted to commercial customers for the purchase of leads and lead generation services. The percentage of revenue from the Company’s top customer has decreased from approximately 25% during 2004 to approximately 17% for the nine months ended September 30, 2005.

Revenue Recognition

Revenue is recognized by the company pursuant to its three primary product offerings, sales lead generation, eAdvertising affiliate network, and list management services. Revenue from the sale of leads is recognized at the time of delivery, as the Company has no ongoing obligation after delivery. Revenue via the eAdvertising network is recognized when transactions are completed as evidenced by qualifying actions by end users of the publishers and/or advertisers on the proprietary eAdvertising network. Revenue as a result of list management services is recognized when transactions are completed as evidenced by qualifying actions of end users. In most instances, the qualifying action that completes the earnings process is the submission of an on-line form that generates a sales lead via the internet.

3. Subsequent Event

Acquisition of the Company

On November 7, 2005, LeadClick Holding Company, LLC (LeadClick Holding), a Delaware limited liability company which is owned 70% by First Advantage Corporation (“First Advantage”) and 30% by The First American Corporation, purchased 75% of the outstanding capital stock of the Company under the terms of a stock purchase agreement. In consideration for the purchase of the stock, LeadClick Holding paid the seller an aggregate purchase price of $150,000,000 in a combination of cash, notes and First Advantage Class A shares.

Report of Independent Registered Certified Public Accounting Firm

To the Shareholder of

Leadclick Media, Inc.:

In our opinion, the accompanying combined balance sheets and the related statements of income, of changes in stockholder’s equity, and of cash flow present fairly, in all material respects, the financial position of Leadclick Media, Inc. at December 31, 2004 and the results of their operations and their cash flow for the period ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Tampa, Florida

December 19, 2005

LeadClick Media, Inc.

Combined Financial Statements

As of December 31, 2004 and for the year ended December 31, 2004

LeadClick Media, Inc.

Combined Balance Sheet

December 31, 2004

2004
Assets
Current assets:
Cash and cash equivalents	$10,207,000
Accounts receivable (less allowance for doubtful accounts of $137,000)	2,654,000
Prepaid expenses and other current assets	11,000
Income tax receivable	505,000

Total current assets	13,377,000
Property and equipment, net	105,000
Deferred income taxes	76,000

Total assets	$13,558,000

Liabilities and Stockholder’s Equity
Current liabilities:
Accounts payable	$1,794,000
Accrued compensation	204,000
Accrued liabilities	28,000
Current taxes payable	6,698,000
Due to related party, net	961,000

Total current liabilities	9,685,000

Commitments and contingencies (Note 6)
Stockholder’s equity:
Common stock of LeadClick Media, Inc., $0 par value; 10,000 shares authorized, issued and outstanding	—
Common stock of eAdvertising, Inc., $0.001 par value; 25,000,000 shares authorized; 10,000,000 shares issued and outstanding	10,000
Contributed Capital	1,000
Retained earnings	3,862,000

Total stockholder’s equity	3,873,000

Total liabilities and stockholder’s equity	$13,558,000

The accompanying notes are an integral part of these combined financial statements.

LeadClick Media, Inc.

Combined Statement of Income

For the Year Ended December 31, 2004

2004
Service revenue	$30,642,000
Cost of service revenue	12,431,000

Gross margin	18,211,000

Salaries and benefits	1,911,000
Facilities and telecommunications	166,000
Other operating expenses	1,294,000
Depreciation and amortization	75,000

Total operating expenses	3,446,000

Income from operations	14,765,000
Interest income	93,000

Income before income taxes	14,858,000
Provision for income taxes	4,333,000

Net income	$10,525,000

The accompanying notes are an integral part of these combined financial statements.

LeadClick Media, Inc.

Combined Statement of Changes in Stockholder’s Equity

For the Year Ended December 31, 2004

	Common Stock	Contributed Capital	Retained Earnings	Total
Balance at January 1, 2004	$10,000	$1,000	$2,601,000	$2,612,000
Dividends	—	—	(9,264,000)	(9,264,000)
Net income for 2004	—	—	10,525,000	10,525,000

Balance at December 31, 2004	$10,000	$1,000	$3,862,000	$3,873,000

The accompanying notes are an integral part of these combined financial statements.

LeadClick Media, Inc.

Combined Statement of Cash Flow

For the Year Ended December 31, 2004

2004
Cash flows from operating activities:
Net income	$10,525,000
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	75,000
Change in operating assets and liabilities:
Accounts receivable	(1,172,000)
Prepaid expenses and other current assets	(3,000)
Due to related party	36,000
Accounts payable	62,000
Accrued liabilities	(58,000)
Income tax accounts	3,702,000
Accrued compensation and other liabilities	19,000

Net cash provided by operating activities	13,186,000

Cash flows from investing activities:
Database development costs	(28,000)
Purchases of property and equipment	(128,000)

Net cash used in investing activities	(156,000)

Cash flows from financing activities:
Dividends paid	(9,264,000)

Net cash used in financing activities	(9,264,000)

Increase in cash and cash equivalents	3,766,000
Cash and cash equivalents at beginning of period	6,441,000

Cash and cash equivalents at end of period	$10,207,000

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$635,000

The accompanying notes are an integral part of these combined financial statements.

LeadClick Media, Inc.

Notes to Combined Financial Statements

For the Year Ended December 31, 2004

1. Organization and Nature of Business

LeadClick Media, Inc., located in San Francisco, California, is a privately held company founded in 1998 as a provider of performance-based, cost-per-action (“CPA”) internet marketing solutions. The combined financial statements of LeadClick Media, Inc. are comprised of the historical financial statements of LeadClick Media, Inc., eAdvertising, Inc. and Miramar Marketing LLC (collectively, the “Company”). The operations of these companies were combined under LeadClick Media, Inc. during 2005. The Company’s core focus has been in providing online lead generation services to the financial services, automotive and real estate verticals. The Company has three primary service offerings, sales lead generation, list management and affiliate network marketing. The Company’s customers include a wide variety of companies ranging from medium-sized businesses to Fortune 500 companies, including many leading service providers in the sub-prime and personal finance markets.

The Company derives the majority of its revenue from the CPA form of performance-based marketing. The Company receives a fee from its clients for each lead provided and, in turn, pays third party suppliers of customer leads a portion of the fee received from its clients.

In the second quarter of 2004, the Company entered the automotive sector, providing consumers with free dealer quotes on new vehicles as well as generating auto loan leads for new and used vehicles. The Company sells these leads to automotive lead aggregation companies, who in turn sell leads to automotive dealerships, large dealer groups, automobile manufacturers, and auto lending groups.

2. Summary of Significant Accounting Policies

Principles of Combination

The combined financial statements include the accounts of each operating entity. The entities operate under common ownership as a single business unit and their financial statements have been combined to provide a more meaningful presentation of the financial position, results of operations, and cash flows of these entities. All significant intercompany transactions and balances have been eliminated.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the statements. Actual results could differ from the estimates and assumptions used.

LeadClick Media, Inc.

Notes to Combined Financial Statements

For the Year Ended December 31, 2004

Fair Value of Financial Instruments

The carrying amount of the Company’s financial instruments at December 31, 2004, which includes cash and cash equivalents, accounts receivable, and accounts payable, approximates fair value because of the short maturity of those instruments.

Cash Equivalents

The Company considers cash equivalents to be cash and all short-term investments that have an original maturity of 90 days or less, or if no stated maturity, can be liquidated in 90 days or less.

Accounts Receivable

Accounts receivable are due from companies in a broad range of industries located throughout the United States. Credit is extended based on evaluation of the customer’s financial condition, and generally, collateral is not required.

The allowance for all probable uncollectible receivables is based on a combination of historical data, cash payment trends, specific customer issues, write-off trends, general economic conditions and other factors. These factors are continuously monitored by management to arrive at the estimate for the amount of accounts receivable that may be ultimately uncollectible. In circumstances where the Company is aware of a specific customer’s inability to meet its financial obligations, the Company records a specific allowance for doubtful accounts against amount due, to reduce the net recognized receivable to the amount it reasonably believes will be collected. Management believes that the allowance at December 31, 2004 is reasonably stated.

Property and Equipment

Property and equipment are recorded at cost. Depreciation on data processing equipment, furniture and equipment, and vehicles has been computed using an accelerated deprecation method over their estimated useful lives ranging from three to seven years. Gains or losses on the disposition of property and equipment are computed on the difference between the net book value of the asset and its sale price and are credited or charged to income at time of disposition. Repairs and maintenance are charged to operations when incurred and major improvements are capitalized.

LeadClick Media, Inc.

Notes to Combined Financial Statements

For the Year Ended December 31, 2004

Income taxes

Taxes are based on income for financial reporting purposes and include deferred taxes applicable to temporary differences between financial statement carrying amount and the tax basis of the Company’s assets and liabilities. The tax provision for the Company has been calculated on a separate return basis. The Company’s income tax returns are filed on a separate company basis.

Impairment of Long-Lived Assets

The Company periodically assesses whether there has been permanent impairment of its long-lived assets held and used by the Company in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”. SFAS No. 144 requires the Company to review long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by comparison of the carrying amount of an asset to future net undiscounted cash flows expected to be generated from the use and eventual disposition of the asset. At December 31, 2004, the Company’s long-lived assets was not considered to be impaired.

Concentrations of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash, cash equivalents and accounts receivable. Substantially all of the Company’s cash and cash equivalent balances were deposited with financial institutions which management has determined to be high credit quality institutions. Accounts receivable represent credit granted to commercial customers for the purchase of leads and lead generation services. The Company’s top two customers during 2004 accounted for 37% of the Company’s combined revenues.

Revenue Recognition

Revenue is recognized by the Company pursuant to its three primary product offerings, sales lead generation, eAdvertising affiliate network, and list management services. Revenue from the sale of leads is recognized at the time of delivery, as the Company has no ongoing obligation after delivery. Revenue via the eAdvertising network is recognized when transactions are completed as evidenced by qualifying actions by end users of the publishers and/or advertisers on the proprietary eAdvertising network. Revenue as a result of list management services is recognized when transactions are completed as evidenced by qualifying actions of end users. In most instances, the qualifying action that completes the earnings process is the submission of an on-line form that generates a sales lead via the internet.

LeadClick Media, Inc.

Notes to Combined Financial Statements

For the Year Ended December 31, 2004

3. Property and Equipment

As of December 31, 2004, property and equipment is as follows:

2004
Furniture and equipment	$91,000
Data processing equipment	67,000
Vehicles	177,000

335,000
Less accumulated depreciation	(230,000)

Property and equipment, net	$105,000

Depreciation expense was $75,000 for the year ended 2004.

LeadClick Media, Inc.

Notes to Combined Financial Statements

For the Year Ended December 31, 2004

4. Income Taxes

The provision for income taxes is summarized as follows:

2004
Current:
Federal	$3,676,000
State	657,000

Total current	$4,333,000

Income taxes differ from the amounts computed by applying the Federal income tax rate of 35%. A reconciliation of the difference is as follows:

2004
Taxes calculated at federal rate	$5,200,000
State taxes, net of federal benefit	628,000
LLC income not subject to income tax	(1,213,000)
Other items, net	(282,000)

$4,333,000

The primary components of temporary differences that give rise to the Company’s net deferred tax asset are as follows:

2004
Deferred tax assets:
Bad debt reserves	$56,000
Depreciation	41,000

97,000

Deferred tax liabilities:
Other	(21,000)

Net deferred tax asset	$76,000

LeadClick Media, Inc.

Notes to Combined Financial Statements

For the Year Ended December 31, 2004

5. Related Parties

The Company performs management and support services for FBM Software, Inc. for which it is paid current market rates. The Company’s President and sole stockholder holds an equity position in FBM Software, Inc. The amount included in the Company’s gross revenue during 2004 was approximately $1,330,000 and related costs and expenses recorded by the Company in 2004 were approximately $680,000.

As of December 31, 2004, the Company had liabilities in the form of non-interest bearing notes totaling $925,000 due to its stockholder. As of December 31, 2004, the Company owed FBM Software, Inc. $36,400 for reimbursement of expenses. These amounts are included in the due to related party line item on the balance sheet. Subsequent to December 31, 2004, the $925,000 was repaid during July 2005 and the $36,400 was repaid during December 2005.

6. Commitments and Contingencies

Operating Leases

The Company leases certain office facilities under operating leases which are not renewable. Rent expense under operating leases, was approximately $95,000 in 2004.

Future minimum rental payments under operating leases that have initial or remaining non-cancelable lease terms in excess of one year as of December 31, 2004 are as follows:

Year ending December 31,
2005	$144,000
2006	144,000

$288,000

Litigation

The Company is involved in litigation from time to time in the ordinary course of business. The Company does not believe that the outcome of any pending or threatened litigation will have a material adverse effect on the Company’s financial position or operating results.

LeadClick Media, Inc.

Notes to Combined Financial Statements

For the Year Ended December 31, 2004

7. Subsequent Event

Acquisition of the Company

On November 7, 2005, LeadClick Holding Company, LLC (LeadClick Holding), a Delaware limited liability company which is owned 70% by First Advantage Corporation (“First Advantage”) and 30% by The First American Corporation, purchased 75% of the outstanding capital stock of the Company under the terms of a stock purchase agreement. In consideration for the purchase of the stock, LeadClick Holding paid the seller an aggregate purchase price of $150,000,000 in a combination of cash, notes and First Advantage Class A shares.

First Advantage Corporation

And Subsidiaries

Unaudited Pro Forma Financial Information

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial statements have been prepared to give effect to the acquisition by First Advantage Corporation (“First Advantage”) of LeadClick Media, Inc. (“LeadClick”) using the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to unaudited pro forma combined financial statements.

The table that follows presents unaudited pro forma financial data for First Advantage and LeadClick for the nine months ended September 30, 2005 and for the year ended December 31, 2004 as if the acquisitions had been completed on January 1, 2004 for income statement purposes and on September 30, 2005 for balance sheet purposes. The pro forma information is based upon the historical consolidated financial statements of First Advantage and LeadClick and the assumptions, estimates and adjustments described in the notes to the unaudited pro forma combined financial information. The assumptions, estimates and adjustments are preliminary and have been made solely for purposes of developing such pro forma information.

The unaudited pro forma combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the consolidated financial position or consolidated results of operations of First Advantage that would have been reported had the acquisitions occurred on the dates indicated, nor do they represent a forecast of the consolidated financial position of First Advantage at any future date or the consolidated results of operations for any future period. Furthermore, no effect has been given in the unaudited pro forma combined statements of income (loss) for synergistic benefits or cost savings that may be realized through the combination of the First Advantage and LeadClick or costs that may be incurred in integrating their operations. The unaudited pro forma combined financial information should be read in conjunction with the historical financial statements and related notes and management’s discussion and analysis of financial condition and results of operations of First Advantage which is included in our annual report on Form 10-K for the year ended December 31, 2004, our definitive proxy statement on Schedule 14A filed with the SEC on August 8, 2005 and our unaudited quarterly report on Form 10-Q for the quarter ended September 30, 2005, which are incorporated by reference herein, and the historical financial statements and related notes of LeadClick included in this Form 8-K/A.

First Advantage Corporation and Subsidiaries

Unaudited Pro Forma Combined Balance Sheet

September 30, 2005

	First Advantage Historical	Past Acquisitions (E)	First Advantage Pro Forma Combined	LeadClick Historical	LeadClick Pro Forma Adjustments		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$17,438,000	$269,000	$17,707,000	$4,179,000	$(2,817,000	)(J)	$19,069,000
Accounts receivable	97,462,000	5,331,000	102,793,000	7,004,000	—		109,797,000
Prepaid expenses and other current assets	6,770,000	189,000	6,959,000	31,000	(5,000	)(J)	6,985,000

Total current assets	121,670,000	5,789,000	127,459,000	11,214,000	(2,822,000)		135,851,000
Property and equipment, net	49,947,000	1,171,000	51,118,000	183,000	—		51,301,000
Goodwill	437,442,000	19,538,000	456,980,000	—	119,570,000	(A)	576,550,000
Intangible assets, net	54,187,000	13,408,000	67,595,000	—	51,300,000	(A)	118,895,000
Database development costs, net	10,039,000	—	10,039,000	—	—		10,039,000
Investment in equity investee	36,086,000	—	36,086,000	—	—		36,086,000
Deferred income tax asset	17,369,000	—	17,369,000	127,000	—		17,496,000
Other assets	4,808,000	123,000	4,931,000	—	—		4,931,000

Total assets	$731,548,000	$40,029,000	$771,577,000	$11,524,000	$168,048,000		$951,149,000

See the accompanying notes to the unaudited pro forma financial information.

First Advantage Corporation and Subsidiaries

Unaudited Pro Forma Combined Balance Sheet

September 30, 2005

	First Advantage Historical	Past Acquisitions (E)	First Advantage Pro Forma Combined	LeadClick Historical	LeadClick Pro Forma Adjustments		Pro Forma
Liabilities and Stockholder’s Equity
Current liabilities:
Accounts payable	$10,675,000	$228,000	$10,903,000	$2,520,000	$—		$13,423,000
Accrued compensation	24,232,000	1,409,000	25,641,000	178,000	(16,000	)(J)	25,803,000
Accrued liabilities	28,578,000	819,000	29,397,000	28,000	—		29,425,000
Deferred income	6,125,000	—	6,125,000	—	—		6,125,000
Due to affiliates	3,835,000	18,000	3,853,000	36,000	—		3,889,000
Income taxes payable	473,000	—	473,000	10,624,000	(4,978,000	)(J)	6,119,000
Current portion of long-term debt and capital leases	31,685,000	75,000	31,760,000	—	—		31,760,000

Total current liabilities	105,603,000	2,549,000	108,152,000	13,386,000	(4,994,000)		116,544,000
Long-term debt and capital leases, net of current portion	95,208,000	37,480,000	132,688,000	—	85,000,000	(B)	217,688,000
Deferred income taxes	—	—	—	—	21,033,000	(A)	21,033,000
Minority interest	—	—	—	—	45,147,000	(K)	45,147,000
Other liabilities	2,523,000	—	2,523,000	—	—		2,523,000

Total liabilities	203,334,000	40,029,000	243,363,000	13,386,000	146,186,000		402,935,000

Commitments and contingencies
Stockholder’s equity:
Preferred stock	—	—	—	—	—		—
Class A common stock	8,000	—	8,000	10,000	(10,000	)(C)	9,000
					1,000	(D)
Class B common stock	46,000	—	46,000	—	—		46,000
Additional paid in capital	386,043,000	—	386,043,000	1,000	(1,000	)(C)	406,042,000
					19,999,000	(D)
Retained earnings	141,730,000	—	141,730,000	(1,873,000)	2,172,000	(J)	141,730,000
					(299,000	)(C)
Accumulated other comprehensive income	387,000	—	387,000	—	—		387,000

Total stockholder’s equity	528,214,000	—	528,214,000	(1,862,000)	21,862,000		548,214,000

Total liabilities and stockholder’s equity	$731,548,000	$40,029,000	$771,577,000	$11,524,000	$168,048,000		$951,149,000

See the accompanying notes to the unaudited pro forma financial information.

First Advantage Corporation and Subsidiaries

Unaudited Pro Forma Combined Statement of Income

For the Nine Months Ended September 30, 2005

	First Advantage Historical	Past Acquisitions (E)	First Advantage Pro forma Combined	LeadClick Historical	LeadClick Pro Forma Adjustments		Pro Forma
Service revenue	$437,022,000	$47,163,000	$484,185,000	$37,961,000	$—		$522,146,000
Reimbursed government fee revenue	36,669,000	—	36,669,000	—	—		36,669,000

Total revenue	473,691,000	47,163,000	520,854,000	37,961,000	—		558,815,000
Cost of service revenue	133,026,000	12,842,000	145,868,000	18,826,000	—		164,694,000
Government fees paid	36,669,000	—	36,669,000	—	—		36,669,000

Total cost of service	169,695,000	12,842,000	182,537,000	18,826,000	—		201,363,000

Gross margin	303,996,000	34,321,000	338,317,000	19,135,000	—		357,452,000
Salaries and benefits	130,308,000	13,658,000	143,966,000	2,142,000	—		146,108,000
Facilities and telecommunications	18,974,000	1,570,000	20,544,000	208,000			20,752,000
Other operating expenses	57,845,000	12,436,000	70,281,000	685,000	—		70,966,000
Depreciation and amortization	19,085,000	3,619,000	22,704,000	40,000	4,819,000	(F)	27,563,000

Total operating expenses	226,212,000	31,283,000	257,495,000	3,075,000	4,819,000		265,389,000

Income (loss) from operations	77,784,000	3,038,000	80,822,000	16,060,000	(4,819,000)		92,063,000

Interest (expense) income, net	(4,067,000)	(1,087,000)	(5,154,000)	95,000	(3,683,000	)(G)	(8,742,000)
Equity in earnings of investee	1,232,000	—	1,232,000	—	—		1,232,000

Income (loss) before income taxes and minority interest	74,949,000	1,951,000	76,900,000	16,155,000	(8,502,000)		84,553,000
Provision (benefit) for income taxes	32,251,000	877,000	33,128,000	6,021,000	(3,486,000	)(H)	35,663,000

Income (loss) before minority interest	42,698,000	1,074,000	43,772,000	10,134,000	(5,016,000)		48,890,000
Minority interest	—	—	—	—	(3,463,000	)(I)	(3,463,000)

Net income (loss)	$42,698,000	$1,074,000	$43,772,000	$10,134,000	$(8,479,000)		$45,427,000

Basic earnings per share	$0.82		$0.81				$0.83

Diluted earnings per share	$0.81		$0.81				$0.83

Basic and diluted weighted average shares outstandng:
Basic	52,132,551	1,599,281	53,731,832		741,482	(D)	54,473,314

Diluted	52,616,858	1,599,281	54,216,139		741,482	(D)	54,957,621

See the accompanying notes to the unaudited pro forma financial information.

First Advantage Corporation and Subsidiaries

Unaudited Pro Forma Combined Statement of Income

For the Year Ended December 31, 2004

	First Advantage Historical	Past Acquisitions (E)	First Advantage Pro Forma Combined	LeadClick Historical	LeadClick Pro Forma Adjustments		Pro Forma
Service revenue	$472,142,000	$109,344,000	$581,486,000	$30,642,000	$—		$612,128,000
Reimbursed government fee revenue	44,599,000	—	44,599,000	—	—		44,599,000

Total revenue	516,741,000	109,344,000	626,085,000	30,642,000	—		656,727,000
Cost of service revenue	146,457,000	38,337,000	184,794,000	12,431,000			197,225,000
Government fees paid	44,599,000	—	44,599,000	—	—		44,599,000

Total cost of service	191,056,000	38,337,000	229,393,000	12,431,000	—		241,824,000

Gross margin	325,685,000	71,007,000	396,692,000	18,211,000	—		414,903,000
Salaries and benefits	142,980,000	21,152,000	164,132,000	1,911,000	—		166,043,000
Facilities and telecommunications	20,680,000	5,192,000	25,872,000	166,000	—		26,038,000
Other operating expenses	65,348,000	27,406,000	92,754,000	1,294,000	—		94,048,000
Depreciation and amortization	23,184,000	8,803,000	31,987,000	75,000	6,425,000	(F)	38,487,000

Total operating expenses	252,192,000	62,553,000	314,745,000	3,446,000	6,425,000		324,616,000

Income (loss) from operations	73,493,000	8,454,000	81,947,000	14,765,000	(6,425,000)		90,287,000

Interest (expense) income, net	(1,955,000)	(4,741,000)	(6,696,000)	93,000	(4,911,000	)(G)	(11,514,000)
Equity in earnings of investee	1,782,000	—	1,782,000	—	—		1,782,000

Income (loss) before income taxes and minority interest	73,320,000	3,713,000	77,033,000	14,858,000	(11,336,000)		80,555,000
Provision (benefit) for income taxes	30,239,000	1,559,000	31,798,000	4,333,000	(2,755,000	)(H)	33,376,000

Income (loss) before minority interest	43,081,000	2,154,000	45,235,000	10,525,000	(8,581,000)		47,179,000
Minority interest	—	—	—	—	(3,199,000	)(I)	(3,199,000)

Net income (loss)	$43,081,000	$2,154,000	$45,235,000	$10,525,000	$(11,780,000)		$43,980,000

Basic earnings per share	$0.87		$0.84				$0.81

Diluted earnings per share	$0.86		$0.84				$0.81

Basic and diluted weighted average shares outstanding:
Basic	49,711,384	3,836,202	53,547,586		741,482	(D)	54,289,068

Diluted	50,035,519	3,668,529	53,704,048		741,482	(D)	54,445,530

See the accompanying notes to the unaudited pro forma financial information.

First Advantage Corporation and Subsidiaries

Notes to Unaudited Pro Forma Financial Information

(A)	The estimated purchase price of LeadClick, for purposes of preparing these unaudited pro forma financial statements is $150.0 million, as described in the purchase agreement. Seventy-five percent ownership of LeadClick was purchased by a holding company owned by First Advantage Corporation (70%) and The First American Corporation (30%). The allocation of the purchase price is based upon preliminary estimates of the assets and liabilities acquired in accordance with SFAS No 141 “Business Combinations”. A full determination of the purchase price allocation will be made upon receipt of a final valuation analysis of tangible and intangible assets. It is anticipated that the final purchase price allocation will not differ materially from the preliminary allocations.

The purchase price of this acquisition is as follows:

First Advantage:
Cash	$55,000,000
Notes payable	30,000,000
Class A shares issued	20,000,000

105,000,000
First American:
Cash	45,000,000

$150,000,000

The allocation of the purchase price is estimated as follows:

Goodwill	$119,570,000
Deferred income taxes	(21,033,000)
Identifiable intangibles assets	51,300,000
Net assets acquired	163,000

$150,000,000

(B)	Adjustment reflects the borrowing of funds for the acquisition as follows:

Cash paid to sellers	$55,000,000
Notes issued to sellers	30,000,000

Funds borrowed for acquisition	$85,000,000

First Advantage Corporation and Subsidiaries

Notes to Unaudited Pro Forma Financial Information

The cash paid to sellers included in the purchase price above was funded with additional borrowings under the Secured Credit Facility.

(C)	Adjustment reflects the elimination of the historical stockholders’ equity of LeadClick.

(D)	Adjustment reflects the issuance of 741,482 shares of common stock by First Advantage in connection with the acquisition of LeadClick.

(E)	Past acquisitions include fourteen businesses acquired during the year ended December 31, 2004, nine businesses acquired during the period from January to September 30, 2005, two businesses acquired during October 2005 and two businesses acquired during November 2005. The impact of these acquisitions is reflected on the unaudited pro forma consolidated statements of income for the year ended December 31, 2004 and the nine months ended September 30, 2005 assuming the acquisitions occurred on January 1, 2004. The acquisitions consummated in October and November 2005 are reflected in the unaudited pro forma consolidated balance sheet as if they had occurred on September 30, 2005.

(F)	Adjustment reflects the effects of the acquisition on amortization for other intangible assets, which consists of customer lists, non compete agreements, developed software, and trade names amortized over their estimated useful life as follows:

	Intangible Asset	Estimated Useful Life (years)	Year ended December 31, 2004	Nine months ended September 30, 2005
Customer relationships	$23,200,000	9	$2,578,000	$1,934,000
Non-compete agreements	7,100,000	5	1,420,000	1,065,000
Trade names	19,600,000	10	1,960,000	1,470,000
Software	1,400,000	3	467,000	350,000

	$51,300,000		$6,425,000	$4,819,000

First Advantage Corporation and Subsidiaries

Notes to Unaudited Pro Forma Financial Information

(G)	Adjustment reflects the effects on interest expense for the funds borrowed in connection with the acquisition:

	Principal Amount	Year ended December 31, 2004	Nine months ended September 30, 2005
Notes issued, interest at 7%	$30,000,000	2,100,000	1,575,000
Borrowed funds, interest at 30 day LIBOR plus average margin of 1.25% (5.11%)	$55,000,000	2,811,000	2,108,000

		$4,911,000	$3,683,000

(H)	Adjustment reflects the effect of the acquisition on the provision for income taxes as if taxes were calculated on a separate return basis using an assumed effective tax rate in each respective year.

(I)	The minority interest expense for the nine months ended September 30, 2005 and year ended December 31, 2004 is as follows:

	Year ended December 31, 2004	Nine months ended September 30, 2005
LeadClick historical net income	$10,525,000	$10,134,000
Amortization expense	(6,425,000)	(4,819,000)
Tax adjustment	2,634,000	1,976,000

Adjusted net income	6,734,000	7,291,000
Minority interest percentage	47.5%	47.5%

Minority interest expense	$3,199,000	$3,463,000

(J)	Adjustment to certain assets and liabilities not acquired.

(K)	Adjustment to record beginning minority interest liability.

	September 30, 2005
LeadClick’s stockholders’ equity	$(1,862,000)
Net assets not acquired	2,172,000	(J)

LeadClick’s stockholders’ equity acquired	310,000
Minority interest percentage	47.5%

Minority interest liability	147,000
Cash paid by First American	45,000,000	(A)

Total minority interest liability	$45,147,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST ADVANTAGE CORPORATION

By:	/s/ John Lamson
Name:	John Lamson
Title:	Executive Vice President and
Chief Financial Officer

Dated: December 20, 2005